Exhibit 99.1

Werner Enterprises Reports First Quarter 2024 Results

First Quarter 2024 Highlights (all metrics compared to first quarter 2023)

•Total revenues of $769.1 million, down 8%
•Operating income of $15.6 million, down 71%; non-GAAP adjusted operating income of $18.6 million, down 68%
•Operating margin of 2.0%, down 440 basis points; non-GAAP adjusted operating margin of 2.4%, down 450 basis points
•Diluted EPS of $0.10, down 82%; non-GAAP adjusted diluted EPS of $0.14, down 77%

OMAHA, Neb., April 30, 2024 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the first quarter ended March 31, 2024.

“Freight conditions remained challenging in the first quarter with persistent excess industry capacity driving broad pricing pressure combined with adverse weather and one-off expense headwinds. Despite these market challenges, we focused on controlling the controllables,” said Derek J. Leathers, Chairman and CEO. “We continued a favorable production trend in One-Way, grew revenue per truck in Dedicated and realized outsized volume growth in our Power Only offering within Logistics. We generated solid cash flow, executed on additional cost takeout, reduced our debt and repurchased shares during the quarter. While we cannot control the macro, we are focused on our long-term strategy and structural improvements to position Werner well for capitalizing on a tighter market.”

Total revenues for the quarter were $769.1 million, a decrease of $63.6 million compared to the prior year quarter, due to a $37.2 million, or 6%, decrease in Truckload Transportation Services (“TTS”) revenues and a decline in Logistics revenues of $26.2 million, or 11%. A portion of the TTS revenue decline was due to $15.3 million lower fuel surcharge revenues. Net of trucking fuel surcharge revenues, consolidated total revenues decreased $48.3 million, or 6%, during the quarter.

Operating income of $15.6 million decreased $37.8 million, or 71%, while operating margin of 2.0% decreased 440 basis points. On a non-GAAP basis, adjusted operating income of $18.6 million decreased $39.0 million, or 68%. Adjusted operating margin of 2.4% declined 450 basis points from 6.9% for the same quarter last year.

TTS operating income decreased $30.1 million, and TTS adjusted operating income decreased $31.0 million. Logistics had an operating loss of $2.3 million, a decrease of $7.3 million, and Logistics had an adjusted operating loss of $1.2 million, a decrease of $7.5 million. Corporate and Other (including driving schools) operating income decreased $0.4 million.

Net interest expense of $6.3 million decreased $0.1 million primarily due to a decrease in average debt outstanding, mostly offset by higher interest rates for variable rate debt. The effective income tax rate during the the quarter increased to 32.9%, compared to 24.3% in first quarter 2023 due to a higher amount of unfavorable discrete income tax items.

Werner Enterprises, Inc. - Release of April 30, 2024

During first quarter 2024, we had losses on our strategic investments of $0.3 million, compared to losses of $0.1 million in first quarter 2023. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Net income attributable to Werner of $6.3 million decreased 82%. On a non-GAAP basis, adjusted net income attributable to Werner of $8.6 million decreased 77%. Diluted EPS of $0.10 decreased 82%. On a non-GAAP basis, adjusted diluted EPS of $0.14 decreased 77%.

Key Consolidated Financial Metrics

	Three Months Ended March 31,
(In thousands, except per share amounts)	2024	2023	Y/Y Change
Total revenues	$769,080	$832,714	(8)%
Truckload Transportation Services revenues	551,126	588,330	(6)%
Werner Logistics revenues	202,482	228,669	(11)%
Operating income	15,588	53,386	(71)%
Operating margin	2.0%	6.4%	(440) bps
Net income attributable to Werner	6,312	35,224	(82)%
Diluted earnings per share	0.10	0.55	(82)%
Adjusted operating income (1)	18,591	57,545	(68)%
Adjusted operating margin (1)	2.4%	6.9%	(450) bps
Adjusted net income attributable to Werner (1)	8,623	38,244	(77)%
Adjusted diluted earnings per share (1)	0.14	0.60	(77)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $551.1 million decreased $37.2 million; trucking revenues, net of fuel surcharge, decreased 5%
•Operating income of $20.8 million decreased $30.1 million; non-GAAP adjusted operating income of $22.7 million decreased $31.0 million due to lower gains on the sale of property and equipment, lower revenue per total mile, net of fuel surcharge, in One-Way Truckload and overall smaller fleet size, partially offset by favorability in One-Way average total miles per truck per week and Dedicated average revenues per truck per week, net of fuel surcharge
•Operating margin of 3.8% decreased 490 basis points from 8.7%
•Non-GAAP adjusted operating margin, net of fuel surcharge, of 4.7% decreased 600 basis points from 10.7%
•Average segment trucks in service totaled 7,935, a decrease of 626 trucks year over year, or 7%
•Dedicated unit trucks at quarter end totaled 5,080, or 65% of the total TTS segment fleet, compared to 5,345 trucks, or 63%, a year ago
•Average revenues per truck per week, net of fuel surcharge, increased 2.8% for TTS and increased 1.3% for Dedicated

During first quarter 2024, Dedicated experienced net reduction in average trucks, down 4.1% year over year and down 1.7% sequentially. Dedicated average revenues per truck per week, net of fuel surcharge, increased 1.3% year over year, and despite a highly competitive environment and isolated fleet losses, pipeline opportunities remain healthy and client retention remains strong at over 93%. One-Way Truckload volume during first quarter 2024 was steady and seasonally consistent, but revenues remained challenged by ongoing rate pressure. One-Way revenues per total mile was down 5.1% and fleet size was smaller year over year (down 12.7%), offset with the fourth consecutive quarter of higher total miles

Werner Enterprises, Inc. - Release of April 30, 2024

per truck per week (up 11.3%). As a result, One-Way Truckload miles were down only 2.8% despite a more sizable fleet reduction year over year.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended March 31,
(In thousands)	2024	2023	Y/Y Change
Trucking revenues, net of fuel surcharge	$469,879	$493,242	(5)%
Trucking fuel surcharge revenues	72,983	88,301	(17)%
Non-trucking and other revenues	8,264	6,787	22%
Total revenues	$551,126	$588,330	(6)%
Operating income	$20,840	$50,986	(59)%
Operating margin	3.8%	8.7%	(490) bps
Operating ratio	96.2%	91.3%	490 bps
Adjusted operating income (1)	$22,694	$53,725	(58)%
Adjusted operating margin (1)	4.1%	9.1%	(500) bps
Adjusted operating margin, net of fuel surcharge (1)	4.7%	10.7%	(600) bps
Adjusted operating ratio (1)	95.9%	90.9%	500 bps
Adjusted operating ratio, net of fuel surcharge (1)	95.3%	89.3%	600 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $202.5 million decreased $26.2 million, or 11%
•Operating loss of $2.3 million decreased $7.3 million
•Operating margin of (1.2)% decreased 340 basis points from 2.2%
•Adjusted operating loss of $1.2 million decreased $7.5 million
•Adjusted operating margin of (0.6)% decreased 340 basis points from 2.8%

Truckload Logistics revenues (76% of Logistics revenues) decreased 13%, driven by a decrease in shipments and a decline in revenue per shipment. Brokerage volumes decreased year-over-year while Power Only volume was up over 20%.

Intermodal revenues (12% of Logistics revenues) decreased 15%, due to lower revenue per shipment year over year, partially offset by an increase in shipments. We achieved the fourth consecutive quarter of a sequential increase in shipments.

Final Mile revenues (12% of Logistics revenues) increased $1.1 million, or 5%.

Logistics operating income decreased $7.3 million to a loss of $2.3 million and adjusted operating income decreased $7.5 million in first quarter 2024. Adverse weather combined with a competitive freight and rate market in first quarter 2024 impacted Logistics revenue and profitability despite normal seasonality in volume and maintaining high client retention. We are focused on revenue quality and managing yield, evidenced by achieving a consistent 15% margin for three consecutive quarters of revenues less purchased transportation expense and achieving operating expense reductions, including a 7% year over year decrease in salaries, wages and benefits.

Werner Enterprises, Inc. - Release of April 30, 2024

Key Werner Logistics Segment Financial Metrics

	Three Months Ended March 31,
(In thousands)	2024	2023	Y/Y Change
Total revenues	$202,482	$228,669	(11)%
Operating expenses:
Purchased transportation expense	172,487	188,498	(8)%
Other operating expenses	32,324	35,234	(8)%
Total operating expenses	204,811	223,732	(8)%
Operating income (loss)	$(2,329)	$4,937	(147)%
Operating margin	(1.2)%	2.2%	(340) bps
Adjusted operating income (loss) (1)	$(1,180)	$6,357	(119)%
Adjusted operating margin (1)	(0.6)%	2.8%	(340) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in first quarter 2024 was $88.6 million compared to $166.8 million in first quarter 2023, a decrease of 47%.

Net capital expenditures in first quarter 2024 were $19.0 million compared to $102.7 million in first quarter 2023, a decrease of 81%. We plan to continue to invest in new trucks, trailers and our terminals to improve our driver experience, optimize operational efficiency and more effectively manage our maintenance, safety and fuel costs. The average ages of our truck and trailer fleets were 2.1 years and 5.0 years, respectively, as of March 31, 2024.

Gains on sales of property and equipment in first quarter 2024 were $3.6 million, or $0.04 per share, compared to $18.3 million, or $0.22 per share, in first quarter 2023. Year over year, we sold 18% fewer trucks and over 78% more trailers and realized lower average gains per truck and trailer. Gains on sales of property and equipment are reflected as a reduction of Other Operating Expenses in our income statement.

During the quarter, we repurchased 0.2 million shares of common stock for a total cost of $6.5 million, or an average price of $38.64 per share. As of March 31, 2024, we had 2.1 million shares remaining under our share repurchase authorization.

As of March 31, 2024, we had $60 million of cash and cash equivalents and over $1.5 billion of stockholders’ equity. Total debt outstanding was $598 million at March 31, 2024. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of March 31, 2024 of $619 million.

Werner Enterprises, Inc. - Release of April 30, 2024

2024 Guidance Metrics and Assumptions

The following table summarizes our updated 2024 guidance assumptions:

	Prior (as of 2/6/24)	Actual (as of 3/31/24)	New (as of 4/30/24)
TTS truck count from BoY to EoY	(3)% to 0% (annual)	(2)% (1Q24)	(6)% to (3)% (annual)
Net capital expenditures	$260M to $310M (annual)	$19M (1Q24)	$250M to $300M (annual)
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	1.3% (1Q24 vs. 1Q23)	0% to 3% (annual)
One-Way Truckload RPTM* growth	(6)% to (3)% (1H24 vs. 1H23)	(5.1)% (1Q24 vs. 1Q23)	(6)% to (3)% (1H24 vs. 1H23)
* Net of fuel surcharge revenues
Assumptions

•Effective income tax rate of 32.9% in 1Q24 compared to 24.3% in 1Q23. Expect annual effective tax rate in the range of 24.5% to 25.5%.
•Average truck age of 2.1 years and average trailer age of 5.0 years as of 3/31/24. Expect average truck and trailer ages of 2.0 years and 5.0 years, respectively, as of 12/31/24.

Werner Enterprises, Inc. - Release of April 30, 2024

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss first quarter 2024 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on April 30, 2024 at approximately 6:00 p.m. CT through May 30, 2024 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 8240692. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2023 revenues of $3.3 billion, an industry-leading modern truck and trailer fleet, nearly 14,000 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of April 30, 2024

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024		2023
	$	%	$	%
Operating revenues	$769,080	100.0	$832,714	100.0
Operating expenses:
Salaries, wages and benefits	265,403	34.5	268,315	32.2
Fuel	77,622	10.1	91,414	11.0
Supplies and maintenance	61,775	8.0	68,225	8.2
Taxes and licenses	25,164	3.3	25,425	3.1
Insurance and claims	36,362	4.7	36,485	4.4
Depreciation and amortization	74,270	9.7	74,313	8.9
Rent and purchased transportation	203,925	26.5	220,224	26.4
Communications and utilities	4,706	0.6	4,733	0.6
Other	4,265	0.6	(9,806)	(1.2)
Total operating expenses	753,492	98.0	779,328	93.6
Operating income	15,588	2.0	53,386	6.4
Other expense (income):
Interest expense	7,948	1.0	7,916	1.0
Interest income	(1,685)	(0.2)	(1,552)	(0.2)
Loss on investments in equity securities	138	—	81	—
Loss from equity method investment	133	—	—	—
Other	(261)	—	7	—
Total other expense, net	6,273	0.8	6,452	0.8
Income before income taxes	9,315	1.2	46,934	5.6
Income tax expense	3,067	0.4	11,400	1.3
Net income	6,248	0.8	35,534	4.3
Net loss (income) attributable to noncontrolling interest	64	—	(310)	(0.1)
Net income attributable to Werner	$6,312	0.8	$35,224	4.2
Diluted shares outstanding	63,727		63,695
Diluted earnings per share	$0.10		$0.55

Werner Enterprises, Inc. - Release of April 30, 2024

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	March 31, 2024	December 31, 2023
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$60,337	$61,723
Accounts receivable, trade, less allowance of $9,101 and $9,337, respectively	417,463	444,944
Other receivables	25,031	25,479
Inventories and supplies	17,173	18,077
Prepaid taxes, licenses and permits	12,803	16,505
Other current assets	64,509	67,900
Total current assets	597,316	634,628
Property and equipment	2,914,041	2,951,654
Less – accumulated depreciation	982,759	978,698
Property and equipment, net	1,931,282	1,972,956
Goodwill	129,104	129,104
Intangible assets, net	83,959	86,477
Other non-current assets (1)	337,169	334,771
Total assets	$3,078,830	$3,157,936

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$136,242	$135,990
Current portion of long-term debt	1,250	2,500
Insurance and claims accruals	81,537	81,794
Accrued payroll	48,318	50,549
Accrued expenses	22,202	30,282
Other current liabilities	24,503	29,470
Total current liabilities	314,052	330,585
Long-term debt, net of current portion	596,250	646,250
Other long-term liabilities	53,371	54,275
Insurance and claims accruals, net of current portion (1)	235,685	239,700
Deferred income taxes	322,925	320,180
Total liabilities	1,522,283	1,590,990
Temporary equity - redeemable noncontrolling interest	38,543	38,607
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 63,412,833 and 63,444,681 shares outstanding, respectively	805	805
Paid-in capital	132,722	134,894
Retained earnings	1,950,819	1,953,385
Accumulated other comprehensive loss	(9,066)	(9,684)
Treasury stock, at cost; 17,120,703 and 17,088,855 shares, respectively	(557,276)	(551,061)
Total stockholders’ equity	1,518,004	1,528,339
Total liabilities, temporary equity and stockholders’ equity	$3,078,830	$3,157,936
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of March 31, 2024 and December 31, 2023.

Werner Enterprises, Inc. - Release of April 30, 2024

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Capital expenditures, net	$19,035	$102,743
Cash flow from operations	88,585	166,847
Return on assets (annualized)	0.8%	4.5%
Return on equity (annualized)	1.6%	9.4%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Revenues
Truckload Transportation Services	$551,126	$588,330
Werner Logistics	202,482	228,669
Other (1)	18,953	20,501
Corporate	590	475
Subtotal	773,151	837,975
Inter-segment eliminations (2)	(4,071)	(5,261)
Total	$769,080	$832,714
Operating Income (Loss)
Truckload Transportation Services	$20,840	$50,986
Werner Logistics	(2,329)	4,937
Other (1)	(209)	549
Corporate	(2,714)	(3,086)
Total	$15,588	$53,386

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of April 30, 2024

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended March 31,
	2024	2023	% Chg
Truckload Transportation Services segment
Average trucks in service	7,935	8,561	(7.3)%
Average revenues per truck per week (1)	$4,555	$4,432	2.8%
Total trucks (at quarter end)
Company	7,535	8,170	(7.8)%
Independent contractor	275	305	(9.8)%
Total trucks	7,810	8,475	(7.8)%
Total trailers (at quarter end)	27,650	27,440	0.8%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$168,837	$183,130	(7.8)%
Average trucks in service	2,786	3,191	(12.7)%
Total trucks (at quarter end)	2,730	3,130	(12.8)%
Average percentage of empty miles	14.90%	14.09%	5.7%
Average revenues per truck per week (1)	$4,661	$4,414	5.6%
Average % change YOY in revenues per total mile (1)	(5.1)%	(3.2)%
Average % change YOY in total miles per truck per week	11.3%	(2.8)%
Average completed trip length in miles (loaded)	591	620	(4.7)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$301,042	$310,112	(2.9)%
Average trucks in service	5,149	5,370	(4.1)%
Total trucks (at quarter end)	5,080	5,345	(5.0)%
Average revenues per truck per week (1)	$4,497	$4,441	1.3%
Werner Logistics segment
Average trucks in service	26	39	(33.3)%
Total trucks (at quarter end)	21	32	(34.4)%
Total trailers (at quarter end)	3,115	2,580	20.7%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Werner Enterprises, Inc. - Release of April 30, 2024

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024		2023
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$15,588	2.0%	$53,386	6.4%
Non-GAAP adjustments:
Insurance and claims (2)	485	0.1%	1,387	0.2%
Amortization of intangible assets (3)	2,518	0.3%	2,772	0.3%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$18,591	2.4%	$57,545	6.9%

	Three Months Ended March 31,
	2024		2023
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$6,312	$0.10	$35,224	$0.55
Non-GAAP adjustments:
Insurance and claims (2)	485	0.01	1,387	0.02
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,346	0.04	2,600	0.04
Loss on investments in equity securities (4)	138	—	81	—
Loss from equity method investment (5)	133	—	—	—
Income tax effect of above adjustments (6)	(791)	(0.01)	(1,048)	(0.01)
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$8,623	$0.14	$38,244	$0.60

	Three Months Ended March 31,
	2024	2023
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$
Operating revenues – (GAAP)	$769,080	$832,714
Non-GAAP adjustment:
Trucking fuel surcharge (7)	(72,983)	(88,301)
Non-GAAP Operating revenues, net of fuel surcharge	$696,097	$744,413

Werner Enterprises, Inc. - Release of April 30, 2024

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2024		2023
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$20,840	3.8%	$50,986	8.7%
Non-GAAP adjustments:
Insurance and claims (2)	485	0.1%	1,387	0.2%
Amortization of intangible assets (3)	1,369	0.2%	1,352	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$22,694	4.1%	$53,725	9.1%

	Three Months Ended March 31,
	2024		2023
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$530,286	96.2%	$537,344	91.3%
Non-GAAP adjustments:
Insurance and claims (2)	(485)	(0.1)%	(1,387)	(0.2)%
Amortization of intangible assets (3)	(1,369)	(0.2)%	(1,352)	(0.2)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$528,432	95.9%	$534,605	90.9%

	Three Months Ended March 31,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2024	2023
	$	$
Operating revenues – (GAAP)	$551,126	$588,330
Less: Trucking fuel surcharge (7)	(72,983)	(88,301)
Operating revenues, net of fuel surcharge – (Non-GAAP)	478,143	500,029
Operating expenses – (GAAP)	530,286	537,344
Non-GAAP adjustments:
Trucking fuel surcharge (7)	(72,983)	(88,301)
Insurance and claims (2)	(485)	(1,387)
Amortization of intangible assets (3)	(1,369)	(1,352)
Non-GAAP adjusted operating expenses, net of fuel surcharge	455,449	446,304
Non-GAAP adjusted operating income	$22,694	$53,725
Non-GAAP adjusted operating margin, net of fuel surcharge	4.7%	10.7%
Non-GAAP adjusted operating ratio, net of fuel surcharge	95.3%	89.3%

Werner Enterprises, Inc. - Release of April 30, 2024

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended
	March 31, 2024		December 31, 2023		September 30, 2023		March 31, 2023
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$202,482	100.0%	$226,963	100.0%	$230,252	100.0%	$228,669	100.0%
Non-GAAP adjustment:
Purchased transportation expense (8)	(172,487)	(85.2)%	(193,132)	(85.1)%	(194,921)	(84.7)%	(188,498)	(82.4)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$29,995	14.8%	$33,831	14.9%	$35,331	15.3%	$40,171	17.6%

	Three Months Ended March 31,
	2024		2023
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(2,329)	(1.2)%	$4,937	2.2%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,149	0.6%	1,420	0.6%
Non-GAAP adjusted operating income (loss) and non-GAAP adjusted operating margin	$(1,180)	(0.6)%	$6,357	2.8%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized, excluding months where the plaintiffs requested an extension of time to respond to our petition for review. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(5) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

(6) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2023 has been updated to reflect the annual incremental income tax rate.

(7) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(8) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.